Exhibit 10.3

FIRST AMENDMENT TO COLLABORATION AGREEMENT

This First Amendment (“Amendment”) to Collaboration Agreement dated as of October 10, 2014 (the “Agreement”) is made and entered into as of August 4, 2015 (the "Amendment Date") by and between DISCOVERY LABORATORIES, INC., a corporation organized and existing under the laws of the state of Delaware having its principal place of business at 2600 Kelly Road, Suite 100, Warrington, PA 18976 USA ("Discovery Labs”), and BATTELLE MEMORIAL INSTITUTE, through its Corporate Operations, a corporation organized and existing under the laws of the state of Ohio having its principal place of business at 505 King Avenue, Columbus, Ohio 43201-2693, USA ("Battelle”).

RECITALS:

WHEREAS, in accordance with the terms of the Agreement, Battelle and Discovery Labs have recently concluded Stage I Work pursuant to the Project Plan and have agreed on the detailed Project Plan for implementation of the Stage 2 and Stage 3 activities contemplated by the Agreement, together with related costs, which shall be shared as provided in Section 3(B) of the Agreement.

NOW THEREFORE, IN CONSIDERATION OF THE COVENANTS AND PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS WITH THE INTENT TO BE LEGALLY BOUND HEREBY:

1.	Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to such terms as set forth in the Agreement.

2.	In accordance with Section 3(B)(i) of the Agreement, the Project Plan Fixed Cost is revised to equal to an amount between (a) Eleven Million Dollars ($11.0M) and (b) up to Eleven Million, Eight Hundred Fifty Thousand Dollars ($11.85M); and, accordingly, the Discovery Labs Fixed Fee as of the Amendment Date remains 50% of the Project Plan Fixed Cost, or an amount between (a) Five Million, Five Hundred Thousand Dollars ($5.5M) and (b) up to (b) Five Million, Nine Hundred Twenty-Five Thousand Dollars ($5.925M) (in each case, representing 50% of the revised Project Plan Fixed Cost).

3.	The reference to "May 31, 2016" in the defined term "Milestone Date" set forth in the first sentence of Section 3(E)(ii) of the Agreement is revised to "July 15, 2016."

Except as amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect.  This Amendment confirms an agreement between the Parties with respect to the subject matter hereof and is a material part of the consideration stated in the Agreement and the mutual promises made in connection therewith.  The provisions of Section 9(H) - (K) of the Agreement shall apply to this Amendment mutatis mutandi.

[Signatures appear on the next page]

In Witness Whereof, the Parties have duly executed this Amendment as of the Amendment Date.

Battelle Memorial Institute
Corporate Operations	Discovery Laboratories, Inc.

By:	By:
Name:	Name:
Title:	Title: